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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF LAW OFFICES OF DECHERT PRICE & RHOADS]


                                                             December 10, 1999
Internet Capital Group, Inc.
435 Devon Park Drive
Building 800
Wayne, Pennsylvania 19087

     Re:  Form S-1 Registration Statement (Registration No. 333-91447)
          ------------------------------------------------------------

Gentlemen and Ladies:

     We have acted as counsel to Internet Capital Group, Inc., a Delaware corporation ("ICG"), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-91447) originally filed on November 22, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and as subsequently amended by an amendment thereto filed on December 6, 1999 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of up to 6,900,000 shares (the "Shares"), of Common Stock, par value $.001 per share, of ICG ("Common Stock"), and the proposed issuance by ICG of up to $287,500,000 of Convertible Subordinated Notes due 2004 (the "Notes"), which will be sold to the respective underwriters named in the Registration Statement pursuant to the Purchase Agreements filed as Exhibit 1.1 and Exhibit
1.2 to the Registration Statement (the "Equity Purchase Agreements") and Exhibit
1.3 to the Registration Statement (the "Debt Purchase Agreement"). The Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as Trustee.

     We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the following opinion:

     1. When (i) the Registration Statement becomes effective, (ii) the Pricing Committee of the Company's Board of Directors approves the price at which the Shares are to be sold to the underwriters set forth in the Equity Purchase Agreements and approves other matters relating to the issuance and sale of the Shares, (iii) the Equity Purchase Agreements have been
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Internet Capital Group, Inc.
December 10, 1999
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duly executed and delivered by the parties thereto and (iv) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters, at a price per share not less than the per share par value of the Common Stock as contemplated by the Equity Purchase Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Notes, including the price at which the Notes are to be sold to the underwriters pursuant to the Debt Purchase Agreement, and other matters relating to the issuance and sale of the Notes, (iii) the Indenture and the Debt Purchase Agreement have been duly executed and delivered by the parties thereto, and (iv) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the underwriters as contemplated by the Debt Purchase Agreement, the issuance and sale of the Notes will have been duly authorized, and the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,

                                             /s/Dechert Price & Rhoads